SCHEDULE 14A
SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
(Amendment No.   )

Filed by the Registrant [X]
Filed by a Party other than the Registrant [  ]

Check the appropriate box:
[  ]	Preliminary Proxy Statement
[  ]	Confidential, for Use of the Commission Only
(as permitted by Rule 14a-6(e)(2))
[X]	Definitive Proxy Statement
[  ]	Definitive Additional Materials
[  ]	Soliciting Material Pursuant to ss.240.14a-11(c)
or ss.240.14a-12


UAM Funds, Inc. - SEC File Nos. 33-25355, 811-5683
(Name of Registrant as Specified In Its Charter)

 ............................................................
(Name of Person(s) Filing Proxy Statement, if other than the
Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]	No fee required.
[  ]	Fee computed on table below per Exchange Act
Rules 14a-6(i)(1) and 0-11.

1)	Title of each class of securities to which
transaction applies:

2)	Aggregate number of securities to which
transaction applies:

3)	Per unit price or other underlying value of
transaction computed pursuant to Exchange Act
Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

4)	Proposed maximum aggregate value of
transaction:

5)	Total fee paid:

[  ]	Fee paid previously with preliminary materials.
[  ]	Check box if any part of the fee is offset as
provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

1)	Amount Previously Paid:

2)	Form, Schedule or Registration Statement No.:

3)	Filing Party:

4)	Date Filed:
UAM FUNDS, INC.
NWQ BALANCED PORTFOLIO
UAM Funds Service Center
P.O. Box 419081
Kansas City,  MO  64141-6081
1-877-UAM-Link


July 16, 1999

Dear Stockholder:

Enclosed you will find a proxy statement and proxy card for a special meeting of stockholders of NWQ
Balanced Portfolio. This is a very important meeting, which has been called to vote on a proposal to liquidate your Portfolio.

The Board of Directors of UAM Funds, Inc., after thorough discussion and consideration, has decided to recommend the liquidation of the Portfolio, but believes that since this is your investment capital, the final decision on this matter should be made by you, the stockholders. The Board's reasons for recommending this course are described in the enclosed proxy statement, which you should consider carefully.

If the stockholders approve the recommendation to liquidate the Portfolio, the Portfolio will return to you the proceeds of the liquidation of your account.
Once you receive your proceeds, you may pursue any investment option you wish. You may easily reinvest your proceeds from the liquidation in shares of another UAM Fund by contacting a shareholder service representative at
1-877-UAM-Link.

The Board of Directors regrets any inconvenience this may cause you. We thank you, however, for the confidence that you placed in us. We continue to wish you well in your investments.


Sincerely,

/s/Norton H. Reamer

Norton H. Reamer
Chairman

UAM FUNDS, INC.
NWQ BALANCED PORTFOLIO
UAM Funds Service Center
P.O. Box 419081
Kansas City,  MO  64141-6081
1-877-UAM-LINK

NOTICE OF SPECIAL MEETING OF
STOCKHOLDERS

To Be Held August 27, 1999

TO THE STOCKHOLDERS OF
NWQ BALANCED PORTFOLIO:

Notice is hereby given that a special meeting of stockholders (the "Special Meeting") of NWQ
Balanced Portfolio (the "Portfolio"), a series of
UAM Funds, Inc. (the "Fund"), will be held on
August 27, 1999, at the offices of UAM Fund
Services, Inc., 211 Congress Street, Boston,
Massachusetts 02110 at 10:00 a.m. local time. The purpose of the Special Meeting is:

? TO CONSIDER A PROPOSAL TO LIQUIDATE AND DISSOLVE
THE PORTFOLIO, AS SET FORTH IN A PLAN OF
LIQUIDATION AND DISSOLUTION ADOPTED BY THE
BOARD OF DIRECTORS OF THE FUND; AND

? TO TRANSACT SUCH OTHER BUSINESS AS MAY PROPERLY
COME BEFORE THE SPECIAL MEETING OR ANY
ADJOURNMENT THEREOF.

Please read the enclosed proxy statement carefully for information concerning the proposal to be placed before the meeting.

Stockholders of record at the close of business on July 7, 1999 will be entitled to vote at the meeting.
You are invited to attend the Special Meeting, but if you cannot do so, please complete and sign the enclosed proxy, and return it in the accompanying envelope as promptly as possible. Any stockholder attending the Special Meeting may vote in person even though a proxy has already been returned.


By Order of the Board of Directors,

/s/Michael E. DeFao

Michael E. DeFao
Secretary


Boston, Massachusetts
July 16, 1999
UAM FUNDS, INC.
NWQ BALANCED PORTFOLIO

PROXY STATEMENT


This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of UAM
Funds, Inc. (the "Fund") on behalf of NWQ Balanced
Portfolio (the "Portfolio"), a separate series of the Fund, for use at a Special Meeting of Stockholders to be held at UAM Fund Services, Inc., 211 Congress Street,
Boston, Massachusetts, on August 27, 1999 at 10:00 a.m. local time, or at any adjournment thereof (the
"Special Meeting").

PROXY SOLICITATION

All proxies in the enclosed form that are properly executed and returned to the Portfolio will be voted as provided therein at the Special Meeting or at any adjournment thereof. A stockholder executing and returning a proxy has the power to revoke it at any time before it is exercised by giving written notice of such revocation to the Secretary of the Fund. Signing and mailing the proxy will not affect your right to give a later proxy or to attend the Special Meeting and vote your shares in person.

The Board of Directors intends to bring before the Special Meeting the sole matter set forth in the foregoing notice. The persons named in the enclosed proxy and acting thereunder will vote with respect to that item in accordance with the directions of the stockholder as specified on the proxy card. If no choice is specified, the shares will be voted IN FAVOR of (i) the proposal to liquidate and dissolve the Portfolio and return the proceeds to the stockholders of the Portfolio; and (ii) in the discretion of the proxies, any other matter not presently known which may properly come before the meeting or any adjournment thereof.

In accordance with the Articles of Incorporation of the Fund and the General Laws of the State of Maryland, approval of the proposal requires the affirmative vote of the holders of a majority of the outstanding shares of common stock of the Portfolio at a meeting at which a quorum is present. The presence in person or by proxy of the holders of a majority of all the votes entitled to be cast at the meeting will constitute a quorum. For purposed of determining the presence of a quorum, abstentions, broker non-votes or withheld votes will be counted as present.

The Portfolio will bear the entire cost of preparing, printing and mailing this proxy statement, the proxies and any additional materials which may be furnished to stockholders. Solicitation may be undertaken by mail, telephone, telegraph, and personal contact. It is expected that this Proxy Statement and form of proxy will be mailed to stockholders on or about July 16, 1999.

VOTING SECURITIES AND PRINCIPAL HOLDERS THEREOF

Holders of record of the shares of common stock of the Portfolio at the close of business on July 7, 1999, will be entitled to vote at the Special Meeting or any adjournment thereof. As of July 7, 1999, the Portfolio had outstanding 100,343 shares of common stock in the Institutional Class and 707,829 in the Institutional
Service Class. The stockholders are entitled to one vote per share on all business to come before the meeting.

The officers and Directors of the Fund as a group beneficially own in the aggregate no shares of the outstanding common stock of the Portfolio. As of July
7, 1999, the following stockholders owned of record or beneficially more than five percent of the outstanding common stock of:

THE INSTITUTIONAL CLASS

William Park, Joseph R. Ramrath TR FBO California
Central Trust Bank CUST DTD 9/30/93, P.O. Box 5024,
Costa Mesa,  CA  92628-5024;     37.16%*

International Wolf Center 5930 Brooklyn Blvd., Suite
204, Minneapolis,  MN  55429-2518;     12.16%*

Chase Manhattan Bank NA CUST IRA R/O Donald
Glen Woodward, 1319 Upland Hills Drive N, Upland,
CA  91784-9168;     27.65%*

South Trust Bank NA TRSTE FBO Ellen Gregg Ingalls
Eye Research Institute for Employee Pension Plan, P.O.
Box 830804, Birmingham,  AL  35283-0804;
12.34%*

THE INSTITUTIONAL SERVICE CLASS

Wilmington Trust Co. FBO Mustang Employees 401K
PSP, C/O Mutual Funds UAM, P.O. Box 8971,
Wilmington,  DE  19899-8971;     28.29%*

Wilmington Trust Co. TR U/A 2/1/98 FBO Allied Waste
401K Plan, C/O Mutual Funds UAM, 1100 N. Market
Street, Wilmington,  DE  19890-0001;     33.43%*

Wilmington Trust Co. TR U/A 2/1/98 FBO North Texas
Carpenters, C/O Mutual Funds UAM, P.O. Box 8971,
Wilmington,  DE  19890-0001;     34.31%*
___________________
*	Denotes shares held by a trustee or fiduciary for
which beneficial ownership is disclaimed or presumed disclaimed.


PROPOSAL FOR LIQUIDATION OF THE
PORTFOLIO

BACKGROUND

The Portfolio began operations on August 2, 1994, as a
series of the Fund.  During the period from
commencement of operations through July 7, 1999,  the
Portfolio's assets reached a level of $1,370,687 for the
Institutional Class and $9,628,734 for the Institutional
Service Class   The Portfolio has invested primarily in a
combination of equity and debt securities using a variety of investment techniques during this period. During this period, the Board of Directors has considered the total asset level of the Portfolio, the performance of the Portfolio both before and after deducting certain expenses arising from the operation of the Portfolio and the impact on the Portfolio's investment results of the relatively small size of the Portfolio.

Notwithstanding the marketing of the Portfolio's shares, growth in the Portfolio's assets has been slow. Several marketing efforts, including offering Institutional
Service Class shares and the assumption of Portfolio expenses by NWQ Investment Management Company,
Inc. (the "Adviser") were not adequate to significantly increase the size of the Portfolio. The Adviser and the Board have regularly reviewed developments, and considered alternatives.

Sales of the Portfolio shares have not been sufficient to allow the Portfolio to reach a size adequate, in the judgment of the Board, to spread expenses over a sufficient asset base to provide a satisfactory return to shareholders. For the majority of the Portfolio's life, the Adviser has waived its fees and assumed a significant
portion of the expenses of the Portfolio.   Moreover,
when UAM Retirement Plan Services, a wholly owned subsidiary of United Asset Management Corporation designed to service 401(k) and other retirement plans, closed, many of the retirement plans it serviced withdrew their assets from the Portfolio. As a result of those redemptions, the Adviser had to assume an even greater portion of the expenses of the Portfolio. In the absence of such waiver and assumption, the Portfolio might not be profitable for shareholders. As a result, the Board instructed the officers of the Fund to investigate what, if any, additional steps or alternative courses would best serve the interest of shareholders.

The officers of the Fund sought to determine whether a merger or transfer of assets would be possible, and if it would produce desirable results for shareholders. After reviewing current market conditions, the relatively small size of the portfolio and the time and effort required to effect a transaction, management of the Fund believed that the expense of a merger or transfer of the assets to another mutual fund would be greater than the benefits stockholders of the portfolio could expect to realize from such a transaction. The officers investigated the steps required for liquidation of the Portfolio, subject to presentation of a final report to the Board.

At a June 17, 1999, meeting, the Board reviewed the expenses which had been assumed by the Adviser during the life of the Portfolio, the efforts and expenses of the Distributor to distribute shares of the Portfolio, and the effect of the operating expenses on the historic and anticipated returns of stockholders. The Board considered that the Adviser had not been able to collect or retain any significant advisory fee during the life of the Portfolio, that there would be no prospect that this would change in the near future, and that in the absence of compensation over long periods, the ability of the adviser to service the needs of the Fund would be impaired. For the most recent fiscal year, the Portfolio's total expenses were:


Without Waiver or Reimbursement of Expenses
Institutional Class	1.17%
Institutional Service Class	1.56%

With Waiver or Reimbursement of Expenses
1.00%
1.40%

The Portfolio's expense ratio for the present fiscal year is expected to be substantially the same.

The Board concluded that an increase in fund expenses attributable to the likely discontinuance of the fee waiver and assumption of the expenses in the future, especially when added to the expenses of the Portfolio presently paid directly by the Portfolio, would significantly reduce the Portfolio's returns. Moreover, the presence of larger funds with similar objectives better able to operate on an efficient basis and provide higher returns to shareholders, made it unlikely that the Portfolio could achieve a significant increase in asset size and achieve economies of scale. The Board therefore concluded that it would be in the interest of the stockholders of the Portfolio to liquidate the Portfolio promptly, in accordance with a Plan of Liquidation and Dissolution.
(See "General Tax Consequences" below.)

PLAN OF LIQUIDATION AND DISSOLUTION

The Board of Directors has approved the Plan of Liquidation and Dissolution (the "Plan") summarized in this section and set forth as Exhibit A to this proxy statement.

1.	EFFECTIVE DATE OF THE PLAN AND CESSATION OF THE
PORTFOLIO'S BUSINESS AS AN INVESTMENT COMPANY.  The
Plan will become effective on the date of its adoption and approval by a majority of the outstanding shares of the Portfolio. Following this approval, the Portfolio (i) will cease to invest its assets in accordance with its investment objective and will sell the portfolio securities it owns in order to convert the Portfolio's assets to cash;
(ii) will not engage in any business activities except for the purposes of winding up its business and affairs, preserving the value of its assets and distributing its assets to stockholders after the payment to (or reservation of assets for payment to) all creditors of the Portfolio; and (iii) will terminate in accordance with the laws of the State of Maryland and the Articles of Incorporation of the Fund.

2.	CLOSING OF BOOKS AND RESTRICTION OF TRANSFER
AND REDEMPTION OF SHARES. The proportionate interests of stockholders in the assets shall be fixed on the basis of their respective holdings on the Effective Date of the Plan. On such date the books of the Portfolio will be closed and the stockholders' respective assets will not be transferable by the negotiation of share certificates.
(Plan, Section 4)

3.	LIQUIDATING DISTRIBUTION.  As soon as possible
after approval of the Plan, and in any event within fourteen days thereafter, the Fund on behalf of the Portfolio will mail the following to each stockholder of record on the effective date of the Plan: (i) to each stockholder not holding stock certificates of the Portfolio, liquidating cash distribution equal to the stockholder's proportionate interest in the net assets of the Portfolio, (ii) to each stockholder holding stock certificates of the Portfolio, a confirmation showing such stockholder's proportionate interest in the net assets of the Portfolio with an advice that such stockholder will be paid in cash upon return of the stock certificates; and
(iii) information concerning the sources of the liquidating distribution. (Plan, Section 7)

4.	EXPENSES.  The Portfolio will bear all expenses
incurred by it in carrying out the Plan. It is expected that other liabilities of the Portfolio incurred or expected to be incurred prior to the date of the liquidating distribution will be paid by the Portfolio, or set aside for payment, prior to the mailing of the liquidating distribution. The Portfolio's liabilities relating to the Plan are estimated at no more than $2,000 which includes legal and auditing expenses and printing, mailing, soliciting and miscellaneous expenses arising from the liquidation, which the Portfolio normally would not incur if it were to continue in business. If the Portfolio incurs more than $2,000 in additional liabilities to liquidate the Portfolio, such expenses will be paid by the Adviser. The total liabilities of the Portfolio prior to the liquidating distribution are estimated to be $45,315. This amount includes the dissolution expenses referred to above and amounts accrued, or anticipated to be accrued, for custodial and transfer agency services, legal audit and directors fees and printing costs. Any expenses and liabilities attributed to the Portfolio subsequent to the mailing of the liquidating distribution will be borne by the Adviser. (Plan, Section 6 and 8)

5.	CONTINUED OPERATION OF THE PORTFOLIO.  After the
date of mailing of the liquidating distribution, the dissolution of the Portfolio will be effected. The Plan provides that the Directors shall have the authority to authorize such variations from or amendments of the provisions of the Plan as may be necessary or appropriate to marshal the assets of the Portfolio and to effect the dissolution, complete liquidation and termination of the existence of the Portfolio and the purposes to be accomplished by the Plan. (Plan, Sections 9 and 10)

GENERAL TAX CONSEQUENCES.

Each stockholder who receives a liquidating distribution will recognize gain or loss for federal income tax purposes equal to the excess of the amount of the distribution over the stockholder's tax basis in the Portfolio shares. Assuming that the stockholder holds such shares as capital assets, such gain or loss will be capital gain or loss and will be long-term or short-term capital gain depending on the stockholder's holding period for the shares.

The tax consequences discussed herein may affect shareholders differently depending upon their particular tax situations unrelated to the liquidating distribution, and accordingly, this summary is not a substitute for careful tax planning on an individual basis.
SHAREHOLDERS MAY WISH TO CONSULT THEIR PERSONAL TAX
ADVISERS CONCERNING THEIR PARTICULAR TAX SITUATIONS
AND THE IMPACT THEREON OF RECEIVING THE LIQUIDATING
DISTRIBUTION AS DISCUSSED HEREIN, INCLUDING ANY STATE
AND LOCAL TAX CONSEQUENCES.

The Fund anticipates that it will retain its qualification as a regulated investment company under the Internal
Revenue Code, as amended, during the liquidation period and, therefore, will not be taxed on any of its net income from the sale of its assets.

Representatives of PricewaterhouseCoopers LLP, independent accountants for the Fund, are not expected to be present at the Special Meeting.

If the stockholders do not approve the Plan, the Portfolio will continue to exist as a registered investment company in accordance with its stated objective and policies. The Board would meet to consider what, if any, steps to take in the interest of stockholders.

Stockholders are free to redeem their shares prior to the liquidation.

THE DIRECTORS OF THE FUND RECOMMEND
APPROVAL OF THE PLAN.

GENERAL INFORMATION

INVESTMENT ADVISER, PRINCIPAL UNDERWRITER AND
ADMINISTRATOR.

The investment adviser to the Portfolio is NWQ
Investment Management Company, Inc., 2049 Century
Park East, 4th Floor, Los Angeles, California 90067. The
Portfolio's principal underwriter is UAM Fund
Distributors, Inc., 211 Congress Street, Boston,
Massachusetts 02110.  The Portfolio's administrator is
UAM Fund Services, Inc., located at 211 Congress
Street, Boston, Massachusetts 02110. The investment adviser, principal underwriter and administrator for the Portfolio are wholly owned subsidiaries of United Asset
Management Corporation.  UAM Fund Services, Inc.
has contracted some administrative services to Chase
Global Funds Services Company, an affiliate of The
Chase Manhattan Bank, located at 73 Tremont Street,
Boston, Massachusetts 02108. UAM Fund Services, Inc.
has subcontracted its transfer agent and dividend-disbursing agent services to DST Systems, Inc. located at P.O. Box 419534, Kansas City, Missouri 64141-6534.
UAM Fund Services, Inc. has subcontracted sub-shareholder servicing to UAM Shareholder Service
Center, Inc. an affiliate of United Asset Management
Corporation, located at 825 Duportail Road, Wayne,
Pennsylvania 19087.

REPORTS TO STOCKHOLDERS AND FINANCIAL STATEMENTS.

The Annual Report to Stockholders of the Portfolio, including audited financial statements for the Portfolio for the fiscal year ended October 31, 1998, and the Semi-Annual Report to shareholders for the period ended April 30, 1999, have been mailed to stockholders.
The Annual Report and the Semi-Annual Report should be read in conjunction with this Proxy Statement. You can obtain a copy of the Annual Report and the Semi-
Annual Report from the Fund, without charge, by writing to the Fund at the address on the cover of this Proxy Statement, or by calling 1-877-UAM-LINK.

OTHER MATTERS

The Portfolio is not aware of any other matter which is anticipated to come before the Special Meeting or any adjournment thereof other than the matter set forth herein. Other matters will be considered if notice is given within a reasonable amount of time prior to the meeting. If any other matter may properly come before the meeting, or any adjournment thereof, this proxy would confer discretionary authority on the proxies with respect to acting on any such matters, and the persons named in the proxy have advised that they intend to vote, act, or consent thereunder in accordance with their best judgment at that time with respect to such matters.

By Order of the Board of Directors,

/s/Michael E. DeFao

Michael E. DeFao
Secretary


Dated:  July 16, 1999
Exhibit A

UAM FUNDS, INC.
NWQ BALANCED PORTFOLIO
PLAN OF LIQUIDATION AND DISSOLUTION

This Plan of Liquidation and Dissolution ("Plan")
concerns the NWQ Balanced Portfolio (the "Portfolio"),
a series of UAM Funds, Inc. (the "Fund"), which is a corporation organized and existing under the laws of the State of Maryland. The Portfolio began operations on
August 2, 1994. The Fund is registered as an open-end management investment company registered under the
Investment Company Act of 1940, as amended ("Act").
The Plan is intended to accomplish the complete
liquidation and dissolution of the Portfolio in conformity with all provisions of Maryland law and the Fund's
Articles of Incorporation.
WHEREAS, the Fund's Board of Directors, on behalf
of the Portfolio, has determined that it is in the best interests of the Portfolio and its stockholders to liquidate and dissolve the Portfolio; and
WHEREAS, at a meeting of the Board of Directors on
June 17, 1999, it considered and adopted this Plan as the method of liquidating and dissolving the Portfolio and directed that this Plan be submitted to stockholders of the Portfolio for approval;
NOW THEREFORE, the liquidation and dissolution of
the Portfolio shall be carried out in the manner
hereinafter set forth:
1.	EFFECTIVE DATE OF PLAN.  The Plan shall be and
become effective only upon the adoption and approval of
the Plan, at a meeting of stockholders called for the
purpose of voting upon the Plan, by the affirmative vote
of the holders of a majority of the outstanding voting securities of the Portfolio. The day of such adoption and approval by stockholders is hereinafter called the
"Effective Date."
2.	DISSOLUTION.  As promptly as practicable,
consistent with the provisions of the Plan, the Portfolio shall be dissolved in accordance with the laws of the
State of Maryland and the Fund's Articles of
Incorporation ("Dissolution").
3.	CESSATION OF BUSINESS.  After the Effective Date
of the Plan, the Portfolio shall cease its business as an investment company and shall not engage in any business activities except for the purposes of winding up
its business and affairs, marshalling and preserving the value of its assets and distributing its assets to stockholders in accordance with the provisions of the
Plan after the payment to (or reservation of assets for payment to) all creditors of the Portfolio.
4.	RESTRICTION OF TRANSFER AND REDEMPTION OF
SHARES.  The proportionate interests of stockholders in
the assets of the Portfolio shall be fixed on the basis of their respective stockholdings at the close of business on the Effective Date of the Plan. On the Effective Date,
the books of the Portfolio shall be closed. Thereafter, unless the books are reopened because the Plan cannot be carried into effect under the laws of the State of Maryland or otherwise, the stockholders' respective interests in the Portfolio's assets shall not be transferable by the negotiation of share certificates.
5.	LIQUIDATION OF ASSETS.  As soon as is reasonable
and practicable after the Effective Date, all portfolio securities of the Portfolio shall be converted to cash or cash equivalents.
6.	PAYMENT OF DEBTS.  As soon as practicable after
the Effective Date, the Portfolio shall determine and pay,
or set aside in cash equivalent, the amount of all known
or reasonably ascertainable liabilities of the Portfolio incurred or expected to be incurred prior to the date of liquidating distribution provided for in Section 7, below.
7.	LIQUIDATING DISTRIBUTION.  As soon as possible
after the Effective Date of the Plan, and in any event
within 14 days thereafter, the Portfolio shall mail the following to each stockholder of record on the Effective
Date: (1) to each stockholder not holding stock
certificates of the Portfolio, a liquidating distribution equal to the stockholder's proportionate interest in the net assets of the Portfolio; (2) to each stockholder
holding stock certificates of the Portfolio, a confirmation showing such stockholder's proportionate interest in the net assets of the Portfolio with an advice that such stockholder will be paid in cash upon return of the stock certificate; and (3) information concerning the sources of the liquidating distribution.
8.	MANAGEMENT AND EXPENSES OF THE PORTFOLIO
SUBSEQUENT TO THE LIQUIDATING DISTRIBUTION.  The
Portfolio shall bear all expenses incurred by it in
carrying out this Plan of Liquidation and Dissolution including, but not limited to, all printing, legal, accounting, custodian and transfer agency fees, and the expenses of any reports to or meeting of stockholders.
Any expenses and liabilities attributed to the Portfolio subsequent to the mailing of the liquidating distribution will be borne by Investment Counselors of Maryland,
Inc., the Portfolio's Investment Adviser.
9.	POWER OF BOARD OF DIRECTORS.  The Board, and
subject to the directors, the officers, shall have authority to do or authorize any or all acts and things as provided for in the Plan and any and all such further acts and
things as they may consider necessary or desirable to
carry out the purposes of the Plan, including the
execution and filing of all certificates, documents, information returns, tax returns and other papers which may be necessary or appropriate to implement the Plan.
The death, resignation or disability of any director or any officer of the Fund shall not impair the authority of the surviving or remaining directors or officers to exercise any of the powers provided for in the Plan.
10.	AMENDMENT OF PLAN.  The Board shall have the
authority to authorize such variations from or amendments of the provisions of the Plan as may be necessary or appropriate to effect the marshalling of Portfolio assets and the dissolution, complete liquidation and termination of the existence of the Portfolio, and the distribution of its net assets to stockholders in accordance with the laws of the State of Maryland and the purposes to be accomplished by the Plan.


UAM FUNDS, INC.
On behalf of NWQ Balanced Portfolio
For the Board of Directors



By:  ______________________
Norton H. Reamer
Chairman


Accepted:


NWQ Investment Management Company, Inc.



By:  ______________________
Name:
Title:


Date:  August 27, 1999
THIS PROXY IS SOLICITED
ON BEHALF OF THE BOARD OF DIRECTORS
OF THE FUND

UAM FUNDS, INC.
NWQ Balanced	Portfolio
Proxy for Special Meeting of Stockholders August 27,
1999

KNOW ALL MEN BY THESE PRESENT, that the
undersigned hereby constitutes and appoints Michael
DeFao and Robert Flaherty, or either of them, with power of substitution, as attorneys and proxies to appear and vote all of the shares of stock standing in the name of the undersigned at the Special Meeting of Stockholders of the NWQ Balanced Portfolio of UAM
Funds, Inc. to be held at the offices of UAM Fund
Services, Inc., 211 Congress Street, Boston,
Massachusetts 02110, at 10:00 a.m. local time on August
27, 1999, and at any and all adjournments thereof; and the undersigned hereby instructs said attorneys to vote:

1. 	To approve the liquidation and dissolution of the
NWQ Balanced Portfolio, as set forth in a Plan of Liquidation and Dissolution adopted by the Board of Directors of UAM Funds, Inc.

FOR	AGAINST	ABSTAIN
/__/	/__/	/__/

2.	Any other business which may properly come
before the meeting or any other adjournment thereof. The management knows of no other such business.

	THE SHARES REPRESENTED BY THIS
PROXY WILL BE VOTED AS SPECIFIED IN
THE FOREGOING ITEM 1, BUT IF NO
CHOICE IS SPECIFIED, THEY WILL BE
VOTED FOR APPROVAL OF ITEM 1.

	Dated:	________, 1999

____________________

____________________
Signature of Stockholder(s)

(Signature of all joint owners is required. Fiduciaries please indicate your full title.) If any other matters properly come before the meeting about which the proxy holders were not aware prior to the time of the solicitation, authorization is given the proxy holders to vote in accordance with the views of management thereon. The management is not aware of any such matters.

PLEASE SIGN, DATE AND PROMPTLY RETURN
THIS PROXY
IN THE ENCLOSED ENVELOPE.


July 16, 1999